UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Administrative Services Agreement

On October 17, 2014, Enterprise Products Partners L.P. (“Enterprise” or the “Partnership”), its general partner and certain of its subsidiaries entered into a Seventh Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with Enterprise Products Company (“EPCO”). The Administrative Services Agreement, which is effective as of October 1, 2014, includes amendments to the existing administrative services agreement to add OTLP GP, LLC and Oiltanking Partners, L.P. as parties to the agreement. Those new subsidiaries will be entitled to receive services from EPCO on the same terms as services are being provided currently to Enterprise and its other subsidiaries.

The descriptions of the amendments to the Administrative Services Agreement in this Item 1.01 are qualified in their entirety by reference to the full text of the Administrative Services Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Seventh Amended and Restated Administrative Services Agreement, effective as of October 1, 2014, by and among Enterprise Products Operating LLC, EPCO Holdings, Inc., Enterprise Products Holdings LLC, Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC, OTLP GP, LLC and Oiltanking Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: October 21, 2014	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and
Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amended and Restated Administrative Services Agreement, effective as of October 1, 2014, by and among Enterprise Products Operating LLC, EPCO Holdings, Inc., Enterprise Products Holdings LLC, Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating LLC, OTLP GP, LLC and Oiltanking Partners, L.P.